Exhibit 99.1

   ITT INDUSTRIES REPORTS FIRST QUARTER EPS OF $1.24, UP 32 PERCENT INCLUDING
            BENEFIT OF SPECIAL ITEMS; COMPANY RAISES FY 2005 GUIDANCE

      - Earnings before benefit of special items $1.13, up 22 percent over comparable $0.93

     - Revenue up 25 percent to $1.9 billion; organic revenue up 13 percent, marking sixth consecutive quarter of double-digit organic revenue growth

          - Order activity up 29 percent; organic orders up 20 percent

        - Strong cash flow on higher income, lower working capital levels

         - Company raises FY EPS guidance from $5.00-5.15 to $5.10-5.25

    WHITE PLAINS, N.Y., April 29 /PRNewswire-FirstCall/ -- ITT Industries, Inc. (NYSE: ITT) today announced first quarter 2005 net income of $116.5 million, up $27.6 million over the first quarter 2004 including the net benefit of special items. Diluted earnings per share (EPS) for the quarter, including the net benefit of special items, was $1.24, up $0.30 per share from reported EPS in the first quarter 2004. During the first quarter 2005, the company realized a $0.36 per share benefit from several tax items, which was partially offset by other special items, primarily restructuring costs and discontinued operations, of $(0.25) per share. The net effect of these special items was a $0.11 increase in reported EPS for the first quarter 2005. Adjusting results to exclude the benefit of these special items, earnings for the first quarter 2005 were $1.13 per share, up 22 percent over the comparable adjusted figure of $0.93 for the same period in 2004.

    "We're off to a great start for the year, with strong performance in our core businesses contributing to the sixth consecutive quarter of double-digit organic revenue growth," said Steve Loranger, Chairman, President and Chief Executive Officer of ITT Industries. "Our Defense business continues to perform well, reporting 53 percent revenue growth, with organic revenue growth of 26 percent, and solid margin expansion. Fluid Technology saw 11 percent revenue growth, with organic revenue growth of 7 percent, and continued favorable order activity going into the second quarter. Higher revenue, along with operational improvements and strong cash flow combined to make this a very solid quarter for ITT."

    "Taking everything into consideration, with our strong first quarter and improved visibility across most of our businesses, we're raising our earnings target for the full year to a range of $5.10-$5.25, up 12 - 15 percent over adjusted 2004 EPS. Our previous range for 2005 was $5.00 - $5.15. We now estimate that full-year 2005 revenues will range from $7.4 - $7.6 billion, up 10-13 percent from last year, and we are raising our full-year 2005 cash forecast to $500 - $550 million. This revised guidance reflects the long-term growth opportunities that we believe exist throughout ITT's portfolio."

    First Quarter Financial Highlights
     * First quarter 2005 revenues rose 25 percent over first quarter 2004 to $1.9 billion on sales growth in all four business segments, the acquisition of Kodak's Remote Sensing business and the positive impact of foreign currency translation. Organic revenue, excluding foreign exchange and acquisitions, grew 13 percent in the first quarter and organic order growth was 20 percent.

     * Segment operating income in the quarter grew 17 percent over the first quarter 2004 to $173.5 million on higher revenue and operational improvements.

     * The company's first quarter 2005 cash from operations improved approximately $127 million over the first quarter 2004.

    First Quarter Segment Highlights

    Fluid Technology
     * First quarter Fluid Technology revenues were $639.6 million, up $64.7 million or 11 percent from the first quarter 2004. Revenue growth was driven by organic growth in wastewater, building trades and industrial product sales, as well as acquisitions and the positive impact of foreign currency translation. Segment operating income was $56 million and operating margin declined 40 basis points when including the impact of restructuring. Adjusting to exclude the effects of restructuring costs, operating income was $62.5 million, up 12 percent from the comparable figure in the first quarter 2004, and operating margin increased slightly.

     * ITT's core water and wastewater business continues its growth trend on strong demand for its pumps and water treatment technologies. The wastewater business grew first quarter revenues 16 percent over last year, and grew organic revenues 11 percent.

     * Order activity for Fluid Technology's late cycle businesses continues to be favorable going into the second quarter, with the company pursuing a number of business opportunities in a broad range of markets, including industrial, chemical and mining in virtually every region of the world.

     * As part of ITT's ongoing initiative to better align its business structure with its customer base, the company combined its Industrial and Engineered Products groups within Fluid Technology to create a $550 million business focusing on Industrial and BioPharm markets.

    Defense Electronics & Services
     * Defense Electronics & Services revenues for the first quarter were $775.7 million, up $269.2 million or 53 percent over last year, due to the impact of the Remote Sensing business acquisition and to increased sales at nearly all of the segment's businesses, particularly Night Vision, Aerospace/Communication and Systems. Organic revenue growth was 26 percent. Operating income rose $29.1 million or 60 percent to $77.8 million, and operating margin rose 40 basis points on increased sales of higher margin products. The Defense backlog now stands at a record high $3.52 billion, up 11 percent over the first quarter of 2004.

     * The company's Night Vision business continues its growth trend, and in the first quarter won a sole source contract for Enhanced Night Vision Goggles (ENVGs) from the U.S. Army. The contract has a potential estimated value of $560 million over five years. The ENVG combines the strengths of image intensification and infrared technologies into one unit, allowing soldiers to complete their missions more effectively, even when confronted by low-light conditions or obscurants such as smoke and fog.

     * Based on the military's ongoing and growing need for secure communication systems, ITT's Aerospace/Communications division is well along in its plan to triple the production rate of its SINCGARS channel-hopping radio systems over its production level at the end of 2004.

    Motion & Flow Control
     * Motion & Flow Control revenues for the first quarter were $297.6 million, up $23.6 million or 9 percent on higher volume in friction materials and Aerospace Controls, and the positive impact of foreign currency translation. Organic revenue growth was 5 percent. Operating income declined $0.5 million to $38.6 million due to costs associated with restructuring; excluding restructuring costs, operating income was up $4.9 million to $44.2 million, while operating margin rose 60 basis points on improved product mix and operational improvements.

     * ITT's friction materials business continues to gain market share in Europe, with 33 percent revenue growth in the first quarter. The company remains on track to open a new production facility in the U.S. and begin product shipments in the third quarter of this year.

     * The company's Aerospace Controls business reported revenue growth of 22 percent for the quarter on increased demand for its switches, valves and actuators, and profitability increased on higher volume and operational improvements.

    Electronic Components
     * Electronic Components revenues for the first quarter rose $16.3 million or 10 percent to $173.7 million, with organic revenue growth of 8 percent, and a book-to-bill ratio of 1.04. Operating income was reduced by $6 million due primarily to an increase in restructuring costs. Excluding the effects of restructuring, operating income was relatively flat at $8.4 million.

     * Sales growth in the Electronic Components segment was led by the company's mechatronic switches for off-road and heavy vehicles, which grew revenue by 48 percent over the same period last year. Stronger military and commercial aerospace markets led to increased sales of ITT's fiber optic and rack-and-panel connectors in those areas.

     * In an effort to better align the company's business structure with its end markets and enhance new product development, Electronic Components reorganized six product marketing units into two value centers:
       Commercial, which includes telecommunications, automotive and computer markets; and Industrial, which includes military and commercial aerospace, industrial, medical, energy and off-road transportation. Reorganization activities are expected to wrap up in the second quarter, with the goal of a more cost-efficient, streamlined, more customer-focused organization.

    About ITT Industries
    ITT Industries, Inc. (http://www.itt.com) supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products. Headquartered in White Plains, NY, the company generated $6.8 billion in 2004 sales.

    In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, Paris, London and Frankfurt exchanges.

    For free B-roll/video content about ITT Industries, please log onto http://www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video are free to the media.

    Certain material presented herein consists of "forward-looking statements" within the meaning of federal securities laws and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Such factors include general economic conditions, foreign currency exchange rates, competition and other factors all as more thoroughly set forth in Item 1. Business and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Form 10-K Annual Report for the fiscal year ended December 31, 2004, and other of its filings with the Securities and Exchange Commission.

    NOTE: ITT Industries believes that investors' understanding of the company's operating performance is enhanced by the use of certain non-GAAP financial measures, including adjusted GAAP net income and adjusted GAAP EPS, which Management considers useful in providing insight into operating performance, as it excludes the impact of special items that cannot be expected to recur on a quarterly basis. Management also believes that investors can better analyze the company's revenue and order growth by utilizing organic revenue and organic order growth measures that exclude the effect of foreign exchange translation and the effect of recent acquisitions. In addition, Management considers the use of free cash flow to be an important indication of the company's ability to make acquisitions, fund pension obligations, buy back outstanding shares and service debt. Free cash flow, adjusted net income, adjusted EPS, organic revenue and organic orders are not financial measures under GAAP, should not be considered as substitutes for cash from operating activities, EPS, net income or revenue as defined by GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation to the GAAP equivalents of these non-GAAP measures is set forth in the attached unaudited financial information.

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (In millions, except per share)
                                   (Unaudited)

                                                         Three Months Ended
                                                              March 31,
                                                     ---------------------------
                                                         2005           2004
                                                     ------------   ------------
    Sales and revenues                               $    1,883.1   $    1,511.1

    Costs of sales and revenues                           1,287.7        1,003.4
    Selling, general and administrative expenses            270.9          228.0
    Research, development and engineering expenses          152.8          144.6
    Restructuring and asset impairment charges               19.4            4.7
    Total costs and expenses                              1,730.8        1,380.7

    Operating income                                        152.3          130.4
    Interest expense                                         20.1           10.3
    Interest income                                          14.2            9.2
    Miscellaneous expense                                     5.0            3.6
    Income from continuing operations
     before income taxes                                    141.4          125.7
    Income tax expense                                       14.2           36.7
    Income from continuing operations                       127.2           89.0
    Discontinued operations, including tax benefit
     of $5.7, $ - in each period                            (10.7)          (0.1)
    Net income                                       $      116.5   $       88.9

    Earnings Per Share:
    Income from continuing operations:
     Basic                                           $       1.37   $       0.96
     Diluted                                         $       1.35   $       0.94
    Discontinued operations:
     Basic                                           $       0.11   $         --
     Diluted                                         $       0.11   $         --
    Net income:
     Basic                                           $       1.26   $       0.96
     Diluted                                         $       1.24   $       0.94

    Average Common Shares - Basic                            92.3           92.3
    Average Common Shares - Diluted                          94.2           94.5

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)
                                   (Unaudited)

                                                       March 31,    December 31,
                                                         2005           2004
                                                     ------------   ------------
    Assets
    Current Assets:
     Cash and cash equivalents                       $      336.3   $      262.9
     Receivables, net                                     1,238.8        1,174.3
     Inventories, net                                       709.7          708.4
     Current assets of
      discontinued operations                                 3.8            7.3
     Deferred income taxes                                   99.9          107.2
     Other current assets                                    89.2           69.1
        Total current assets                              2,477.7        2,329.2

    Plant, property and equipment, net                      942.9          980.9
    Deferred income taxes                                   235.4          212.1
    Goodwill, net                                         2,488.7        2,514.1
    Other intangible assets, net                            237.7          240.3
    Other assets                                          1,080.3        1,000.1
        Total assets                                 $    7,462.7   $    7,276.7

    Liabilities and Shareholders' Equity
    Current Liabilities:
     Accounts payable                                $      712.7   $      719.8
     Accrued expenses                                       755.9          717.2
     Accrued taxes                                          266.5          277.4
     Current liabilities of discontinued
      operations                                              3.8             --
     Notes payable and current
      maturities of long-term debt                          905.0          729.2
    Other current liabilities                                 0.2            2.2
         Total current liabilities                        2,644.1        2,445.8

    Pension and postretirement benefits                   1,374.1        1,378.5
    Long-term debt                                          535.6          542.8
    Other liabilities                                       564.7          566.6
         Total liabilities                                5,118.5        4,933.7

    Shareholders' equity                                  2,344.2        2,343.0
         Total liabilities and
          shareholders' equity                       $    7,462.7   $    7,276.7

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)
                                   (Unaudited)

                                                             Year Ended March 31,
                                                         ---------------------------
                                                             2005           2004
                                                         ------------   ------------
    Operating Activities
    Net income                                           $      116.5   $       88.9
    Loss from discontinued operations                            10.7            0.1
    Income from continuing operations                           127.2           89.0

    Adjustments to income from continuing operations:
     Depreciation and amortization                               55.5           48.6
     Restructuring and asset impairment charges                  19.4            4.7
    Payments for restructuring                                  (10.8)          (9.5)
    Change in receivables                                       (89.3)        (156.7)
    Change in inventories                                       (18.1)           2.6
    Change in accounts payable and accrued expenses              53.1           (5.4)
    Change in accrued and deferred taxes                        (10.6)          21.7
    Change in other current and non-current assets             (111.4)        (115.4)
    Change in other non-current liabilities                      (5.2)           0.4
    Other, net                                                    2.6            5.6
     Net cash - operating activities                             12.4         (114.4)

    Investing Activities
    Additions to plant, property and equipment                  (30.4)         (28.9)
    Acquisitions, net of cash acquired                           (1.2)        (243.0)
    Proceeds from sale of assets and businesses                   3.6            2.6
    Other, net                                                    0.3            0.3
     Net cash - investing activities                            (27.7)        (269.0)

    Financing Activities
    Short-term debt, net                                        179.3          251.2
    Long-term debt repaid                                        (3.4)         (35.5)
    Long-term debt issued                                         0.4             --
    Repurchase of common stock                                  (82.4)         (39.6)
    Proceeds from issuance of common stock                       35.7           17.3
    Dividends paid                                              (33.2)         (14.8)
    Other, net                                                   (0.3)            --
     Net cash - financing activities                             96.1          178.6

    Exchange Rate Effects on Cash and Cash Equivalents           (9.4)          (8.9)
    Net Cash - Discontinued Operations                            2.0           (1.4)

    Net change in cash and cash equivalents                      73.4         (215.1)
    Cash and cash equivalents - beginning of year               262.9          414.2
    Cash and Cash Equivalents - end of period                   336.3          199.1

              ITT Industries Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                            First Quarter 2005 & 2004

                                  ($ Millions)

                                                  (As Reported - GAAP)
                                    -------------------------------------------------
                                      Sales &      Sales &      Change     % Change
                                     Revenues     Revenues     2005 vs.     2005 vs.
                                      3M 2005      3M 2004       2004         2004
                                    ----------   ----------   ----------   ----------
    ITT Industries - Consolidated      1,883.1      1,511.1        372.0           25%

    Fluid Technology                     639.6        574.9         64.7           11%

    Water Wastewater Division            217.7        188.4         29.3           16%

    Defense Electronics                  775.7        506.5        269.2           53%

    Motion & Flow Control                297.6        274.0         23.6            9%

    Electronic Components                173.7        157.4         16.3           10%

                                      Orders       Orders        Change       %Change
                                      3M 2005      3M 2004    2005vs.2004   2005vs.2004
                                    ----------   ----------   -----------   -----------
    ITT Industries - Consolidated      2,014.3      1,567.3         447.0            29%

                              Orders        Sales     Orders / Sales
                              3M 2005      3M 2005     Book-to-Bill
                            ----------   ----------   --------------
    Electronic Components        180.1        173.7           1.04

              ITT Industries Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                            First Quarter 2005 & 2004

                                  ($ Millions)

                                                  (As Adjusted - Organic)
                                --------------------------------------------------------------
                                               Acqui-
                                               sition         FX          Adj.
                                  Sales &      Contri-      Contri-      Sales &      Sales &
                                 Revenues      bution       bution      Revenues     Revenues
                                  3M 2005      3M 2005      3M 2005      3M 2005      3M 2004
                                ----------   ----------   ----------   ----------   ----------
    ITT Industries -
     Consolidated                  1,883.1       (146.2)       (27.6)     1,709.3      1,511.1

    Fluid Technology                 639.6         (9.2)       (15.6)       614.8        574.9

    Water Wastewater Division        217.7          0.0         (8.7)       209.0        188.4

    Defense Electronics              775.7       (136.0)         0.0        639.7        506.5

    Motion & Flow Control            297.6         (1.0)        (8.7)       287.9        274.0

    Electronic Components            173.7          0.0         (3.3)       170.4        157.4

                                                  Acquisition        FX          Adj.
                                      Orders     Contribution   Contribution   Orders
                                      3M 2005      3M 2005        3M 2005      3M 2005
                                    ----------   ------------   ------------   -------
    ITT Industries - Consolidated      2,014.3         (112.3)         (27.2)  1,874.8

              ITT Industries Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                            First Quarter 2005 & 2004

                                  ($ Millions)

                                          Change          % Change
                                      Adj. 05 vs. 04   Adj. 05 vs. 04
                                      --------------   --------------
    ITT Industries - Consolidated              198.2               13%

    Fluid Technology                            39.9                7%

    Water Wastewater Division                   20.6               11%

    Defense Electronics                        133.2               26%

    Motion & Flow Control                       13.9                5%

    Electronic Components                       13.0                8%

                                      Orders       Change      % Change
                                      3M 2004     Adj. 05      Adj. 05
                                                   vs. 04       vs. 04
                                    ----------   ----------   ----------
    ITT Industries - Consolidated      1,567.3        307.5           20%

              ITT Industries Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                          First Quarter of 2005 & 2004

                                  ($ Millions)

                                                                                           Adjust for
                                         Q1 2005      Q1 2004     % Change      Q1 2005       2005
                                           As           As           05           As       Restruct-
                                        Reported     Reported      vs. 04      Reported      uring
                                       ----------   ----------   ----------   ----------   ----------
    Sales and Revenues:
    Electronic Components                   173.7        157.4                     173.7
    Defense Electronics &
     Services                               775.7        506.5                     775.7
    Fluid Technology                        639.6        574.9                     639.6
    Motion & Flow Control                   297.6        274.0                     297.6
    Intersegment
     eliminations                            (3.5)        (1.7)                     (3.5)
      Total Ongoing segments              1,883.1      1,511.1                   1,883.1
    Dispositions and other                     --           --                        --
    Total Sales and Revenues              1,883.1      1,511.1                   1,883.1

    Operating Margin:
    Electronic Components                     0.6%         4.6%                      0.6%
    Defense Electronics &
     Services                                10.0%         9.6%                     10.0%
    Fluid Technology                          8.8%         9.2%                      8.8%
    Motion & Flow Control                    13.0%        14.3%                     13.0%
    Total Ongoing Segments                    9.2%         9.8%                      9.2%

    Income:
    Electronic Components                     1.1          7.3        -84.9%         1.1          7.3
    Defense Electronics &
     Services                                77.8         48.7         59.8%        77.8          0.0
    Fluid Technology                         56.0         52.7          6.3%        56.0          6.5
    Motion & Flow Control                    38.6         39.1         -1.3%        38.6          5.6
    Total Segment Operating
     Income                                 173.5        147.8         17.4%       173.5         19.4

              ITT Industries Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                          First Quarter of 2005 & 2004

                                  ($ Millions)

                                                                   Adjust                   % Change
                                        Q1 2005      Q1 2004      for 2004     Q1 2004        Adj.
                                           As           As       Restruct-        As         05 vs.
                                        Adjusted     Reported      uring       Adjusted        04
                                       ----------   ----------   ----------   ----------   ----------
    Sales and Revenues:
    Electronic Components                   173.7        157.4                     157.4
    Defense Electronics
     & Services                             775.7        506.5                     506.5
    Fluid Technology                        639.6        574.9                     574.9
    Motion & Flow Control                   297.6        274.0                     274.0
    Intersegment
     eliminations                            (3.5)        (1.7)                     (1.7)
      Total Ongoing segments              1,883.1      1,511.1                   1,511.1
    Dispositions and other                     --           --                        --
    Total Sales and Revenues              1,883.1      1,511.1                   1,511.1

    Operating Margin:
    Electronic Components                     4.8%         4.6%                      5.5%      (70)BP
    Defense Electronics &
     Services                                10.0%         9.6%                      9.6%       40 BP
    Fluid Technology                          9.8%         9.2%                      9.7%       10 BP
    Motion & Flow Control                    14.9%        14.3%                     14.3%       60 BP
    Total Ongoing Segments                   10.2%         9.8%                     10.1%

    Income:
    Electronic Components                     8.4          7.3          1.3          8.6        -2.3%
    Defense Electronics &
     Services                                77.8         48.7          0.0         48.7         59.8%
    Fluid Technology                         62.5         52.7          3.1         55.8         12.0%
    Motion & Flow Control                    44.2         39.1          0.2         39.3         12.5%
    Total Segment Operating
     Income                                 192.9        147.8          4.6        152.4         26.6%

              ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                          First Quarter of 2005 & 2004

                       ($ Millions, except EPS and shares)

                     Q1 2005      Q1 2005      Q1 2005      Q1 2004      Q1 2004      Q1 2004
                        As         Adjust-        As           As         Adjust-        As
                     Reported       ments      Adjusted     Reported       ments      Adjusted
                    ----------   ----------   ----------   ----------   ----------   ----------
    Segment
     Operating
     Income              173.5         19.4 #A     192.9        147.8          4.6 #G     152.4

    Interest
     Income
     (Expense)            (5.9)        (5.6)#B     (11.5)        (1.1)        (2.9)#H      (4.0)

    Other
     Income
    (Expense)             (5.0)          --         (5.0)        (3.6)          --         (3.6)

    Gain on
     sale of
     Assets                 --           --           --           --           --           --

    Corporate
    (Expense)            (21.2)        (0.7)#C     (21.9)       (17.4)         0.1 #I     (17.3)

    Income
     from
     Continuing
     Operations
     before Tax          141.4         13.1        154.5        125.7          1.8        127.5

    Income
     Tax Items                        (29.6)#D     (29.6)                     (2.3)#J      (2.3)

    Income
     Tax Expense         (14.2)        (4.1)#E     (18.3)       (36.7)        (0.6)#K     (37.3)

    Total
     Tax
     Expense             (14.2)       (33.7)       (47.9)       (36.7)        (2.9)       (39.6)

    Income from
     Continuing
     Operations          127.2        (20.6)       106.6         89.0         (1.1)        87.9

    Income from
     Discontinued
     Operations          (10.7)        10.7 #F       0.0         (0.1)         0.1 #L       0.0

    Net
     Income              116.5         (9.9)       106.6         88.9         (1.0)        87.9

    Diluted EPS           1.24        (0.11)        1.13         0.94        (0.01)        0.93

    #A - Remove Restructuring Expense of $19.4M
    #B - Remove Interest Income Due to Tax Refund ($5.6M)
    #C - Remove Other Refund ($0.7M)
    #D - Remove Tax Refund of ($29.6M)
    #E - Remove Tax Benefit on Special Items of ($13.1M)
    #F - Remove D.O. Income of $10.7M
    #G - Remove Restructuring Expense of $4.6M
    #H - Remove Interest Income Due to Tax Refund ($2.9M)
    #I - Remove Restructuring Expense of $0.1M
    #J - Remove Tax Refund of ($2.3M)
    #K - Remove Tax Benefit on Special Items of ($1.8M)
    #L - Remove D.O. Income of $0.1M

              ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                          First Quarter of 2005 & 2004

                       ($ Millions, except EPS and shares)

                                              Change      Percent Change
                                          2005 vs. 2004   2005 vs. 2004
                                           As Adjusted     As Adjusted
                                          -------------   --------------
    Segment Operating Income

    Interest Income (Expense)
    Other Income (Expense)
    Gain on sale of Assets
    Corporate (Expense)

    Income from Continuing Operations
     before Tax

    Income Tax Items
    Income Tax Expense

    Total Tax Expense

    Income from Continuing Operations

    Income from Discontinued Operations

    Net Income                                     18.7               21%

    Diluted EPS                           $        0.20               22%

              ITT Industries Non-GAAP Press Release Reconciliation
                Cash From Operating Activities vs. Free Cash Flow
                          First Quarter of 2005 & 2004

                                  ($ Millions)

                                 1st Qtr 05   1st Qtr 04
                                 ----------   ----------
    Income from Continuing Ops        127.2         89.0

    Depreciation                       47.1         43.7

    Amortization                        8.4          4.9

    Working Capital                   (86.5)      (118.0)

    Pension Pre-funding              (100.0)      (100.0)

    Other                              16.2        (34.0)

    Cash from Operations               12.4       (114.4)

    Capital Expenditures              (30.4)       (28.9)

    Pension Pre-funding               100.0        100.0

    Free Cash Flow                     82.0        (43.3)

              ITT Industries Non-GAAP Press Release Reconciliation
                Cash From Operating Activities vs. Free Cash Flow
                         Second Quarter & Full Year 2005

                                 Free Cash Flow Q2 2005
                                 -----------------------
                                   Lower         Upper
                                 ----------   ----------
    Cash from Operations              140.0        165.0

    Capital Expenditures              (90.0)       (90.0)

    Pension Prefunding                100.0        100.0

    Free Cash Flow                    150.0        175.0

                                 Free Cash Flow FY 2005
                                 -----------------------
                                   Lower         Upper
                                 ----------   ----------
    Cash from Operations              600.0        650.0

    Capital Expenditures             (200.0)      (200.0)

    Pension Prefunding                100.0        100.0

    Free Cash Flow                    500.0        550.0

              ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                            Full Year of 2005 & 2004

                                             Full Year 2005 EPS**
                                  ------------------------------------------
                                                                  Full Year
                                  Lower Limit    Upper Limit     2004 EPS**
                                  ------------   ------------   ------------
    As Reported*                          5.21           5.36           4.58

    Adjustments

    Restructuring                         0.14           0.14           0.28

    Interest                             (0.04)         (0.04)         (0.03)

    Tax Settlement                       (0.32)         (0.32)         (0.17)

    Gain on Sale of Investments             --             --          (0.15)

    Discontinued Operations               0.11           0.11           0.05

    Adjusted Net Income                   5.10           5.25           4.56

    *Amount represents projected figures for full year 2005
    ** Represents diluted EPS

SOURCE  ITT Industries, Inc.
    -0-                             04/29/2005
    /CONTACT: Tom Glover, ITT Industries, Inc., +1-914-641-2160, or tom.glover@itt.com/
    /Web site:  http://www.itt.com
                http://www.thenewsmarket.com/ITT /